UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 10, 2008

CENTRAL PACIFIC FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

HAWAII	0-10777	99-0212597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 SOUTH KING STREET
HONOLULU, HAWAII 96813
(Address, including zip code, of principal executive office)

Registrant’s telephone number, including area code:
(808) 544-0500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 10, 2008, Mr. Clint Arnoldus announced his decision to retire as President and Chief Executive Officer of Central Pacific Financial Corp. and its bank subsidiary, Central Pacific Bank, on or before December 31, 2008.  He will retire as a director at the same time of both companies.

Mr. Arnoldus has entered into an early retirement agreement with the Company.  The agreement provides that Mr. Arnoldus will continue to serve as Chief Executive Officer until his retirement and will assist the Board in identifying and selecting a successor and achieving a successful leadership transition.  Mr. Arnoldus’ compensation and benefits will continue to be governed by his employment agreement until his retirement, at which time he will be eligible for the benefits provided to him upon a termination without “Cause”.

Attached as Exhibit 10.1 is a copy of the early retirement agreement.

For additional information, see the press release attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d)     Exhibits

      10.1     Early Retirement Agreement dated March 10, 2008.

      99.1     Press Release dated March 10, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL PACIFIC FINANCIAL CORPORATION

By:	/s/ Ronald K. Migita
Name: Title:	Ronald K. Migita Chairman of the Board

Date: March 10, 2008